UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 20, 2008 (March 14, 2008)

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FIFTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 14, 2008, Comstock Homebuilding Companies, Inc. (the “Company”) entered into a Loan Agreement with KeyBank National Association (the “Lender”) pursuant to which the Company obtained a three-year $40.0 million revolving loan facility at an interest rate of LIBOR plus 400 basis points (the “New Loan”) with the Lender. Proceeds from the New Loan were used by the Company to (i) refinance the Company’s Eclipse at Potomac Yard project, which was previously financed by Corus Bank, (ii) refinance the Company’s Townes at Station View project, which was previously financed by the Lender, (iii) facilitate the Company’s closing on the restructuring of $30.0 million of its senior unsecured notes (the “Unsecured Notes”), (iv) pay costs associated with closing the New Loan, and (v) provide the Company with additional working capital. The New Loan has no quarterly financial covenants other than periodic minimum principal curtailment requirements commencing in March 2009. Fees associated with the New Loan total $3.6 million.

In a separate transaction, also on March 14, 2008, the Company executed its option to restructure its Unsecured Notes by entering into an Amended and Restated Indenture (the “Restated Indenture”) with J.P. Morgan Ventures Corporation (the “Noteholder”), providing the Company with a $15.0 million discount to the original principal amount of the Unsecured Notes. The Restated Indenture has a new principal balance of $9.0 million and a revised term of 5 years. In connection with the execution of the Restated Indenture, the Company made a $6.0 million principal payment to the Noteholder.

On March 14, 2008, the Company issued a press release regarding both of the above referenced transactions. A copy of the press release is attached as Exhibit 99.1.

Item 8.01 Other Events.

On March 14, 2008, the Company announced that it had received its 2007 federal income tax refund and used a portion of the refund to retire the $4.0 million short term loan entered into on February 22, 2008, pursuant to the Loan and Security Agreement between the Company and Stonehenge Funding, LC (the “Short Term Loan”). The Short Term Loan is the subject of a Form 8-K filed with the Securities and Exchange Commission on February 28, 2008.

On March 14, 2008, the Company announced that it will hold an investor conference call, hosted by Christopher Clemente, Chief Executive Officer and Bruce Labovitz, Chief Financial Officer, on Tuesday, March 25, 2008 at 1:00 p.m. Eastern Time. The call will also be available via live webcast on the Company’s website. Details regarding telephone and web-based access to the call are included in the press release attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release by Comstock Homebuilding Companies, Inc., dated March 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2008

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Jubal R. Thompson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Press Release by Comstock Homebuilding Companies, Inc., dated March 14, 2008